Exhibit 99.1

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Investor/Media Contact: Kevin Kim 608-278-6148

Spectrum Brands Holdings Reports Fiscal 2021 Second Quarter Results

•Net Sales Increased 22.6% and Organic Net Sales Increased 17.8%, with Double-Digit Growth Across All Business Units
•Net Income From Continuing Operations Increased $96.0 Million to $36.8 Million
•Adjusted EBITDA Increased 28.8% to $180.9 Million
•Maintained Strong Financial Flexibility with Over $860 million of Total Liquidity
•Raising 2021 Earnings Framework to Reflect Expected Net Sales and Adjusted EBITDA Growth in the Mid Teens
•Raising Total Savings Gross Target from Global Productivity Improvement Program from $150 Million to $200 Million
•Board of Directors Authorized a New 3-Year, $1 Billion Stock Repurchase Program
Middleton, WI, May 7, 2021 - Spectrum Brands Holdings, Inc. (NYSE: SPB; “Spectrum Brands” or the “Company”), a leading global branded consumer products and home essentials company focused on driving innovation and providing exceptional customer service, today reported results from continuing operations for the second quarter of fiscal 2021 ended April 4, 2021.

“Our latest financial results for second quarter reflect another quarter of exceptional top line growth and operating leverage, with net sales growth of 23%, net income from continuing operations increased $96 million with adjusted EBITDA up 29% to $181 million. Our operating leverage also improved despite higher inflation and incremental investments in marketing and advertising. Higher re-investments continue to reignite the fly wheel of new product launches, improving our top line growth, expanding our margins and driving greater profitability and cash flow generation,” said David Maura, Chairman and Chief Executive Officer of Spectrum Brands.

“Our balance sheet this quarter also improved sequentially, ending the quarter with net leverage of 3.2 times and over $860 million in total liquidity. Going forward, we will continue to focus on disciplined execution of our winning playbook. Our stellar first half financial performance and continued organic growth give us confidence in again raising our earnings framework to reflect mid-teens net sales and adjusted EBITDA growth, as well as adjusted free cash flow of $260 million to $280 million. We are also raising our total gross savings target from our Global Productivity Improvement Program to $200 million by the end of fiscal 2022" said Mr. Maura.
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Fiscal 2021 Second Quarter Highlights

	Three Month Periods Ended
(in millions, except per share and %)	April 4, 2021	March 29, 2020	Variance
Net sales	$1,149.8	$937.8	$212.0	22.6%
Gross profit	404.0	328.9	75.1	22.8%
Operating income	116.8	67.7	49.1	72.5%
Net income (loss) from continuing operations	36.8	(59.2)	96.0	n/m
Diluted earnings (loss) per share from continuing operations	$0.88	$(1.29)	$2.17	n/m
Non-GAAP Operating Metrics
Adjusted EBITDA from continuing operations	$180.9	$140.4	$40.5	28.8%
Adjusted EPS from continuing operations	$1.76	$0.91	$0.85	93.4%
n/m = not meaningful
•Net sales increased 22.6%. Excluding the impact of $18.0 million of favorable foreign exchange rates and acquisition sales of $26.8 million, organic net sales increased 17.8%, with growth across all four business units.
•Gross profit margin was in-line with a year ago with higher volumes in all business units, improved efficiencies from our Global Productivity Improvement Program (GPIP) and favorable mix, offset by higher freight and input cost inflation and last year's retrospective tariff exclusion benefits.
•Operating income growth was driven by higher volumes, improved productivity and lower restructuring costs, partially offset by higher freight and input cost inflation and marketing and advertising investments.
•Net income and diluted earnings per share increases were primarily driven by operating income growth and favorability from Energizer investments, offset by higher debt refinance costs.
•Adjusted EBITDA increased 28.8% and adjusted EBITDA margins increased 70 basis points.
•Adjusted diluted EPS improved to $1.76 due to favorable volumes and improved productivity.
•The Company sold its remaining Energizer common stock shares during the quarter, for proceeds of $12.6 million.
Fiscal 2021 Second Quarter Segment Level Data
Hardware & Home Improvement (HHI)

	Three Month Periods Ended
(in millions, except %)	April 4, 2021	March 29, 2020	Variance
Net Sales	$389.5	$329.1	$60.4		18.4%
Operating Income	66.0	61.0	5.0		8.2%
Operating Income Margin	16.9%	18.5%	(160)	bps
Adjusted EBITDA	$73.4	$69.5	$3.9		5.6%
Adjusted EBITDA Margin	18.8%	21.1%	(230)	bps
n/m = not meaningful

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Net sales were driven by growth across all categories during the quarter, with strong consumer demand and successful new product introductions. Security sales reflected growth across retail, e-commerce and new build channels. Organic net sales increased 17.4% excluding slightly favorable foreign exchange impacts.

Higher operating income and adjusted EBITDA were driven by positive volumes and productivity improvements, partially offset by last year's benefit from retrospective tariff exclusions, higher freight and input cost inflation, distribution costs, COVID-19 related costs and higher marketing investments.
Home & Personal Care (HPC)

	Three Month Periods Ended
(in millions, except %)	April 4, 2021	March 29, 2020	Variance
Net Sales	$297.9	$232.7	$65.2		28.0%
Operating Income (Loss)	11.5	(3.5)	15.0		n/m
Operating Income (Loss) Margin	3.9%	(1.5)%	540	bps
Adjusted EBITDA	$25.4	$8.0	$17.4		217.5%
Adjusted EBITDA Margin	8.5%	3.4%	510	bps
n/m = not meaningful
Net sales were driven by continued strength in the small kitchen appliances and the personal care categories, as well as growth across all regions. E-commerce sales, both in pure play and retailer.com channels continued to grow at a high rate. Excluding favorable foreign exchange impacts of $8.7 million, organic net sales grew 24.3%.
Improved operating income, adjusted EBITDA, and margins were driven by higher volumes and productivity improvements, partially offset by freight and input cost inflation and continued marketing investments.
Global Pet Care (GPC)

	Three Month Periods Ended
(in millions, except %)	April 4, 2021	March 29, 2020	Variance
Net Sales	$293.6	$236.9	$56.7		23.9%
Operating Income	39.8	28.2	11.6		41.1%
Operating Income Margin	13.6%	11.9%	170	bps
Adjusted EBITDA	$55.6	$40.0	$15.6		39.0%
Adjusted EBITDA Margin	18.9%	16.9%	200	bps
n/m = not meaningful
Higher net sales were attributable to continued growth in the aquatics and companion animal categories, with broad-based demand across sub-categories and channel partners. Excluding favorable foreign exchange impacts of $6.1 million and acquisition sales of $26.8 million, organic net sales grew 10.0%.
Higher operating income, adjusted EBITDA, and improved margins were driven by existing and acquired volume growth and productivity improvements, partially offset by higher freight and input cost inflation and distribution costs, as well as advertisement and marketing investments. Operating income growth was also impacted by lower restructuring costs.
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Home & Garden (H&G)

	Three Month Periods Ended
(in millions, except %)	April 4, 2021	March 29, 2020	Variance
Net Sales	$168.8	$139.1	$29.7		21.4%
Operating Income	29.9	23.0	6.9		30.0%
Operating Income Margin	17.7%	16.5%	120	bps
Adjusted EBITDA	$34.8	$28.4	$6.4		22.5%
Adjusted EBITDA Margin	20.6%	20.4%	20	bps
n/m = not meaningful
Net sales grew across all three categories - controls, household insecticides, and repellents. Performance was driven by strong early season orders across channels.
Improved operating income, adjusted EBITDA, and margins were driven by volume growth, favorable mix and productivity improvements, partially offset by advertisement and marketing investments and higher distribution expenses.
Liquidity and Debt
As of the end of the quarter, the Company had a cash balance of $290 million and approximately $2,610 million of debt outstanding, consisting of approximately $2,051 million of senior unsecured notes, $400 million of term loans and approximately $159 million of capital leases and other obligations.
Net leverage at the end of the second quarter was 3.2 times, compared to 3.4 times at the end of the previous quarter.
Fiscal 2021 Earnings Framework
Spectrum Brands now expects mid-teens reported net sales growth (previously high single-digit growth), with foreign exchange expected to have a positive impact based upon current rates.
Adjusted EBITDA is also expected to increase mid-teens (previously high single-digit growth) with the backdrop of continued transportation and commodity related inflation. Adjusted free cash flow is now expected to be between $260 million and $280 million (previously $250 million-$270 million), with plans for incremental investments in inventory levels.
Conference Call/Webcast Scheduled for 9:00 A.M. Eastern Time Today
Spectrum Brands will host an earnings conference call and webcast at 9:00 a.m. Eastern Time today, May 7, 2021. To access the live conference call, U.S. participants may call 877-604-7329 and international participants may call 602-563-8688. The conference ID number is 5384608. A live webcast and related presentation slides will be available by visiting the Event Calendar page in the Investor Relations section of Spectrum Brands’ website at www.spectrumbrands.com.
A replay of the live webcast also will be accessible through the Event Calendar page in the Investor Relations section of the Company’s website. A telephone replay of the conference call will be available
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through May 21. To access this replay, participants may call 855-859-2056 and use the same conference ID number.

About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings is a home-essentials company with a mission to make living better at home. We focus on delivering innovative products and solutions to consumers for use in and around the home through our trusted brands. We are a leading supplier of residential locksets, residential builders’ hardware, plumbing, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, and personal insect repellents. Helping to meet the needs of consumers worldwide, Spectrum Brands offers a broad portfolio of market-leading, well-known and widely trusted brands including Kwikset®, Weiser®, Baldwin®, National Hardware®, Pfister®, Remington®, George Foreman®, Russell Hobbs®, Black+Decker®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®, IAMS® and Eukanuba® (Europe only), Digest-eeze™, Healthy-Hide®, Littermaid®, Good Boy®, Meowee!® , Wildbird®, Wafcol®, OmegaOne®, OmegaSea®, Spectracide®, Cutter®, Repel®, Hot Shot®, Black Flag®, and Liquid Fence®. Spectrum Brands, a member of the Russell 1000 index, generated fiscal 2020 net sales of approximately $4.0 billion.
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Non-GAAP Measurements

Management believes that certain non-GAAP financial measures may be useful in providing additional meaningful comparisons between current results and results in prior periods. Management believes that organic net sales provide for a more complete understanding of underlying business trends of regional and segment performance by excluding the impact of currency exchange rate fluctuations and the impact of acquisitions. In addition, within this release, including the supplemental information attached hereto, reference is made to adjusted diluted EPS, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin and adjusted free cash flow. Adjusted EBITDA is a metric used by management to evaluate segment performance and frequently used by the financial community which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA also is one of the measures used for determining compliance with the Company’s debt covenants. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period. Adjusted EBITDA margin reflects adjusted EBITDA as a percentage of net sales of the Company. The Company’s management uses adjusted diluted EPS as one means of analyzing the Company’s current and future financial performance and identifying trends in its financial condition and results of operations. Management believes that adjusted diluted EPS is a useful measure for providing further insight into our operating performance because it eliminates the effects of certain items that are not comparable from one period to the next. An income tax adjustment is included in adjusted diluted EPS to exclude the impact of the valuation allowance against deferred taxes and other tax-related items in order to reflect a normalized ongoing effective tax rate. Adjusted free cash flow provides useful information to investors regarding our ability to generate cash flow from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases and meet its working capital requirements. Our definition of adjusted free cash flow takes into consideration capital investments required to maintain operations of our businesses and execute our strategy. The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results. Other Supplemental Information has been provided to demonstrate reconciliation of non-GAAP measurements discussed above to most relevant GAAP financial measurements.

Forward-Looking Statements

We have made, implied or incorporated by reference certain forward-looking statements in this document including, without limitation, statements regarding the Company’s recently adopted share repurchase program, for which the manner of purchase, the number of shares to be purchased and the timing of purchases will be based on a number of factors including the price of the Company’s common stock, general business and market conditions and applicable legal requirements, and is subject to the discretion of the Company's management and may be commenced, suspended or discontinued at any time. All statements, other than statements of historical facts included or incorporated by reference in this document, without limitation, statements or expectations regarding our Global Productivity Improvement Program, our business strategy, future operations, financial condition, estimated revenues, projected costs, projected synergies, prospects, plans and objectives of management, information concerning expected actions of third parties, retention and future compensation of key personnel, our ability to meet environmental, social, and governance goals, the expected impact of the COVID-19
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pandemic, economic, social, and political conditions or civil unrest in the U.S. and other countries, and other statements regarding the Company's ability to meet its expectations for its fiscal 2021 are forward-looking statements. When used in this document, the words future, anticipate, pro forma, seeks, intend, plan, envision, estimate, believe, belief, expect, project, forecast, outlook, goal, target, could, would, will, can, should, may and similar expressions are also intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Since these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation: (1) the impact of the COVID-19 pandemic on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition, and results of operations, all of which tend to aggravate the other risks and uncertainties we face; (2) the impact of our indebtedness on our business, financial condition and results of operations; (3) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (4) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (5) the effects of general economic conditions, including the impact of, and changes to tariffs and trade policies, inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or monetary or fiscal policies in the countries where we do business; (6) the impact of fluctuations in transportation and shipment costs, commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (7) interest rate and exchange rate fluctuations; (8) the loss of, significant reduction in, or dependence upon, sales to any significant retail customer(s); (9) competitive promotional activity or spending by competitors, or price reductions by competitors; (10) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (11) the impact of actions taken by significant stockholders; (12) changes in consumer spending preferences and demand for our products, particularly in light of the COVID-19 pandemic and economic stress; (13) our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties; (14) our ability to successfully identify, implement, achieve and sustain productivity improvements (including our Global Productivity Improvement Program), cost efficiencies (including at our manufacturing and distribution operations) and cost savings; (15) the seasonal nature of sales of certain of our products; (16) the effects of climate change and unusual weather activity, as well as further natural disasters and pandemics; (17) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (18) our discretion to conduct, suspend or discontinue our share repurchase program (including our discretion to conduct purchases, if any, in a variety of manners including open-market purchases or privately negotiated transactions); (19) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (20) the impact of existing, pending or threatened litigation, government regulations or other requirements or operating standards applicable to our business; (21) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data, including our failure to comply with new and increasingly complex global data privacy regulations; (22) changes in accounting policies applicable to our business; (23) our ability to utilize net operating loss carry-forwards to offset tax liabilities from future taxable income; (24) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (25) our ability to successfully implement further acquisitions or dispositions and the impact of any such transactions on our financial performance; (26) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles; (27) the impact of economic, social and political conditions or civil unrest in the U.S. and other countries; (28) the effects of political or economic conditions, terrorist attacks, acts of war, natural disasters, public health concerns or other unrest in international markets; (29) our ability to achieve our goals regarding environmental, social and governance practices; (30) our increased reliance on third party partners, suppliers, and distributors to achieve our business objectives;
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and (31) the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including the 2020 Annual Report and subsequent Quarterly Reports on Form 10-Q.

Some of the above-mentioned factors are described in further detail in the sections entitled “Risk Factors” in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

# # #
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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Month Periods Ended		Six Month Periods Ended
(in millions, except per share amounts)	April 4, 2021	March 29, 2020	April 4, 2021	March 29, 2020
Net Sales	$1,149.8	$937.8	$2,294.7	$1,809.3
Cost of goods sold	744.5	606.0	1,467.0	1,198.5
Restructuring and related charges	1.3	2.9	1.4	12.8
Gross profit	404.0	328.9	826.3	598.0
Selling	173.2	150.0	340.0	296.1
General and administrative	89.0	81.9	180.9	162.2
Research and development	12.5	10.1	22.9	19.9
Restructuring and related charges	2.8	19.0	11.9	36.6
Transaction related charges	9.7	7.2	30.3	11.3
(Gain) loss on assets held for sale	—	(7.0)	—	25.7
Write-off from impairment of intangible assets	—	—	—	24.2
Total operating expenses	287.2	261.2	586.0	576.0
Operating income	116.8	67.7	240.3	22.0
Interest expense	65.5	35.5	102.2	70.4
Other non-operating (income) expense, net	(1.2)	110.4	(7.4)	66.8
Income (loss) from continuing operations before income taxes	52.5	(78.2)	145.5	(115.2)
Income tax expense (benefit)	15.7	(19.0)	35.5	(18.3)
Net income (loss) from continuing operations	36.8	(59.2)	110.0	(96.9)
(Loss) income from discontinued operations, net of tax	(1.1)	1.4	(1.4)	4.3
Net income (loss)	35.7	(57.8)	108.6	(92.6)
Net (loss) income attributable to non-controlling interest	(0.9)	(0.8)	(0.1)	0.1
Net income (loss) attributable to controlling interest	$36.6	$(57.0)	$108.7	$(92.7)
Amounts attributable to controlling interest
Net income (loss) from continuing operations attributable to controlling interest	$37.7	$(58.4)	$110.1	$(97.0)
Net (loss) income from discontinued operations attributable to controlling interest	(1.1)	1.4	(1.4)	4.3
Net income (loss) attributable to controlling interest	$36.6	$(57.0)	$108.7	$(92.7)
Earnings Per Share
Basic earnings per share from continuing operations	$0.88	$(1.29)	$2.57	$(2.09)
Basic earnings per share from discontinued operations	(0.02)	0.03	(0.03)	0.09
Basic earnings per share	$0.86	$(1.26)	$2.54	$(2.00)
Diluted earnings per share from continuing operations	$0.88	$(1.29)	$2.56	$(2.09)
Diluted earnings per share from discontinued operations	(0.03)	0.03	(0.03)	0.09
Diluted earnings per share	$0.85	$(1.26)	$2.53	$(2.00)
Weighted Average Shares Outstanding
Basic	42.6	45.1	42.8	46.4
Diluted	42.9	45.1	43.0	46.4
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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)

	Six Month Periods Ended
(in millions)	April 4, 2021	March 29, 2020
Cash flows from operating activities
Net cash used by operating activities from continuing operations	$(63.9)	$(184.6)
Net cash used by operating activities from discontinued operations	(15.9)	—
Net cash used by operating activities	(79.8)	(184.6)
Cash flows from investing activities
Purchases of property, plant and equipment	(28.1)	(31.7)
Proceeds from disposal of property, plant and equipment	—	0.6
Business acquisitions, net of cash acquired	(129.8)	(17.0)
Proceeds from sale of equity investment	73.1	28.6
Other investing activity	(0.3)	2.5
Net cash used by investing activities from continuing operations	(85.1)	(17.0)
Cash flows from financing activities
Payment of debt, including premium on extinguishment	(880.3)	(130.0)
Proceeds from issuance of debt	899.0	780.0
Payment of debt issuance costs	(12.6)	(0.8)
Payment of contingent consideration	—	(197.0)
Treasury stock purchases	(42.3)	(239.8)
Accelerated share repurchase	—	(125.0)
Dividends paid to shareholders	(35.7)	(39.1)
Dividends paid by subsidiary to non-controlling interest	(1.3)	—
Share based award tax withholding payments, net of proceeds upon vesting	(7.2)	(12.6)
Other financing activities, net	0.3	—
Net cash (used) provided by financing activities	(80.1)	35.7
Effect of exchange rate changes on cash and cash equivalents	3.4	(0.5)
Net change in cash, cash equivalents and restricted cash in continuing operations	(241.6)	(166.4)
Cash, cash equivalents, and restricted cash, beginning of period	533.8	627.1
Cash, cash equivalents, and restricted cash, end of period	$292.2	$460.7
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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(in millions)	April 4, 2021	September 30, 2020
Assets
Cash and cash equivalents	$290.0	$531.6
Trade receivables, net	524.9	501.1
Other receivables	88.5	74.2
Inventories	812.1	557.7
Prepaid expenses and other current assets	83.2	63.5
Total current assets	1,798.7	1,728.1
Property, plant and equipment, net	392.6	396.5
Operating lease assets	103.0	103.8
Deferred charges and other	49.2	115.2
Goodwill	1,434.6	1,332.0
Intangible assets, net	1,496.4	1,431.7
Total assets	$5,274.5	$5,107.3
Liabilities and Shareholders' Equity
Current portion of long-term debt	$18.6	$15.3
Accounts payable	548.6	557.5
Accrued wages and salaries	76.6	95.0
Accrued interest	11.7	38.5
Other current liabilities	270.9	238.6
Total current liabilities	926.4	944.9
Long-term debt, net of current portion	2,551.6	2,461.0
Long-term operating lease liabilities	86.2	88.8
Deferred income taxes	86.8	65.4
Other long-term liabilities	128.7	131.4
Total liabilities	3,779.7	3,691.5
Shareholders' equity	1,487.6	1,407.5
Non-controlling interest	7.2	8.3
Total equity	1,494.8	1,415.8
Total liabilities and equity	$5,274.5	$5,107.3
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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED DILUTED EPS
We define adjusted diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that adjusted diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. Adjustments to diluted EPS include the following:
•Restructuring and related charges, which consist of project costs associated with the restructuring initiatives across the Company's segments;
•Transaction related charges that consist of (1) transaction costs from qualifying acquisition transactions during the period, or subsequent integration related project costs directly associated with an acquired business; and (2) divestiture related transaction costs that are recognized in continuing operations and post-divestiture separation costs consisting of incremental costs to facilitate separation of shared operations, including development of transferred shared service operations, platforms and personnel transferred as part of the divestitures and exiting of transition service arrangements (TSAs) and reverse TSAs;
•Gains and losses attributable to the Company’s investment in Energizer common stock;
•Non-cash purchase accounting inventory adjustments recognized in earnings from continuing operations subsequent to an acquisition (when applicable);
•Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations (when applicable);
•Incremental interest costs recognized for the early extinguishment debt, including the cash payment of premium from early extinguishment and non-cash write-off of debt issuance costs during the three and six month periods ended April 4, 2021 and six month period ended March 29, 2020;
•Other adjustments primarily consisting of costs attributable to (1) proposed settlement on outstanding litigation matters at our H&G division attributable to significant and unusual non-recurring claims with no previous history or precedent realized during the six month period ended April 4, 2021, (2) legal and litigation costs associated with Salus during the three and six month period ended March 29, 2020 as they are not considered a component of the continuing commercial products company, (3) foreign currency attributable to multicurrency loans for the three and six month period ended March 29, 2020, that were entered into with foreign subsidiaries in exchange for receipt of divestiture proceeds by the parent company and the distribution of the respective foreign subsidiaries’ net assets as part of the GBL and GAC divestitures, (4) expenses and cost recovery for flood damage at Company facilities in Middleton, Wisconsin during the three and six month period ended March 29, 2020 and (5) incremental costs for separation of a key executive during the three and six month periods ended March 29, 2020.
Income tax adjustment to diluted EPS is to exclude the impact of adjusting the valuation allowance against deferred taxes and other tax related items in order to reflect a normalized ongoing effective tax rate of 25.0% for the three and six month periods ended April 4, 2021 and March 29, 2020 based upon enacted corporate tax rate in the United States.
The following is a reconciliation of reported diluted EPS from continuing operations to adjusted diluted EPS from continuing operations for the three and six month periods ended April 4, 2021 and March 29, 2020.

	Three Month Periods Ended		Six Month Periods Ended
	April 4, 2021	March 29, 2020	April 4, 2021	March 29, 2020
Diluted EPS from continuing operations, as reported	$0.88	$(1.29)	$2.56	$(2.09)
Adjustments:
Restructuring and related charges	0.10	0.48	0.31	1.06
Transaction related charges	0.23	0.16	0.71	0.24
Debt refinancing costs	0.73	—	0.73	0.06
(Gain) loss on Energizer investment	(0.02)	2.37	(0.16)	1.47
(Gain) loss on assets held for sale	—	(0.16)	—	0.56
Write-off from impairment of intangible assets	—	—	—	0.52
Inventory acquisition step-up	0.06	—	0.08	—
Other	(0.01)	0.07	0.13	0.02
Income tax adjustment	(0.21)	(0.72)	(0.47)	(0.75)
Total adjustments	0.88	2.20	1.33	3.18
Diluted EPS from continuing operations, as adjusted	$1.76	$0.91	$3.89	$1.09
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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED DILUTED EPS (continued)
The following summarizes restructuring and related charges for the three and six month periods ended April 4, 2021 and March 29, 2020:

	Three Month Periods Ended		Six Month Periods Ended
(in millions)	April 4, 2021	March 29, 2020	April 4, 2021	March 29, 2020
Global productivity improvement program	$1.7	$21.2	10.9	47.9
Other restructuring activities	2.4	0.7	2.4	1.5
Total restructuring and related charges	$4.1	$21.9	$13.3	$49.4

The following summarizes transaction related charges for the three and six month periods ended April 4, 2021 and March 29, 2020:

	Three Month Periods Ended		Six Month Periods Ended
(in millions)	April 4, 2021	March 29, 2020	April 4, 2021	March 29, 2020
Armitage acquisition and integration	$2.0	$—	$6.8	$—
Coevorden operations divestiture and separation	2.0	1.5	4.8	1.7
GBL divestiture and separation	0.9	2.7	2.7	5.1
Omega Sea acquisition and integration	0.1	1.3	0.2	1.3
Other	4.7	1.7	15.8	3.2
Total transaction-related charges	$9.7	$7.2	$30.3	$11.3

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NET SALES AND ORGANIC NET SALES
The following is a summary of net sales by segment for the three and six month periods ended April 4, 2021 and March 29, 2020:

	Three Month Periods Ended				Six Month Periods Ended
(in millions, except %)	April 4, 2021	March 29, 2020	Variance		April 4, 2021	March 29, 2020	Variance
HHI	$389.5	$329.1	60.4	18.4%	$798.2	$626.8	171.4	27.3%
HPC	297.9	232.7	65.2	28.0%	676.4	554.8	121.6	21.9%
GPC	293.6	236.9	56.7	23.9%	569.1	442.7	126.4	28.6%
H&G	168.8	139.1	29.7	21.4%	251.0	185.0	66.0	35.7%
Net Sales	$1,149.8	$937.8	212.0	22.6%	$2,294.7	$1,809.3	485.4	26.8%
We define organic net sales as reported net sales excluding the effect of changes in foreign currency exchange rates and acquisitions. We believe this non-GAAP measure provides useful information to investors because it reflects regional and operating segment performance from our activities without the effect of changes in currency exchange rate and/or acquisitions. We use organic net sales as one measure to monitor and evaluate our regional and segment performance. Organic growth is calculated by comparing organic net sales to reported net sales in the prior year. The effect of changes in currency exchange rates is determined by translating the period’s net sales using the currency exchange rates that were in effect during the prior period. Net sales are attributed to the geographic regions based on the country of destination. We exclude net sales from acquired businesses in the current year for which there are no comparable sales in the prior period. The following is a reconciliation of reported sales to organic sales for the three and six month period ended April 4, 2021 compared to reported net sales for the three and six month period ended March 29, 2020:

	April 4, 2021
Three Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Net Sales Excluding Effect of Changes in Currency	Effect of Acquisitions	Organic Net Sales	Net Sales March 29, 2020	Variance
HHI	$389.5	$(3.2)	$386.3	$—	$386.3	$329.1	$57.2	17.4%
HPC	297.9	(8.7)	289.2	—	289.2	232.7	56.5	24.3%
GPC	293.6	(6.1)	287.5	(26.8)	260.7	236.9	23.8	10.0%
H&G	168.8	—	168.8	—	168.8	139.1	29.7	21.4%
Total	$1,149.8	$(18.0)	$1,131.8	$(26.8)	$1,105.0	$937.8	$167.2	17.8%

	April 4, 2021
Six Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Net Sales Excluding Effect of Changes in Currency	Effect of Acquisitions	Organic Net Sales	Net Sales March 29, 2020	Variance
HHI	$798.2	$(4.7)	$793.5	$—	$793.5	$626.8	$166.7	26.6%
HPC	676.4	(14.2)	662.2	—	662.2	554.8	107.4	19.4%
GPC	569.1	(10.3)	558.8	(47.1)	511.7	442.7	69.0	15.6%
H&G	251.0	—	251.0	—	251.0	185.0	66.0	35.7%
Total	$2,294.7	$(29.2)	$2,265.5	$(47.1)	$2,218.4	$1,809.3	$409.1	22.6%

Page 14 / 19

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization) is a non-GAAP metric used by management that we believe provides useful information to investors because it reflects ongoing operating performance and trends of our segments excluding certain non-cash based expenses and/or non-recurring items during each of the comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Further, adjusted EBITDA is a measure used for determining the Company’s debt covenant. EBITDA is calculated by excluding the Company’s income tax expense, interest expense, depreciation expense and amortization expense (from intangible assets) from net income. Adjusted EBITDA further excludes the following:
•Stock based and other incentive compensation costs that consist of costs associated with long-term compensation arrangements and other equity based compensation based upon achievement of long-term performance metrics; and generally consist of non-cash, stock-based compensation. During the six month periods ended April 4, 2021 and three and six month periods ended March 29, 2020, other incentive compensation includes certain incentive bridge awards issued due to changes in the Company’s LTIP that allow for cash based payment upon employee election but do not qualify for shared-based compensation. All bridge awards fully vested in November 2020;
•Restructuring and related charges, which consist of project costs associated with the restructuring initiatives across the Company's segments;
•Transaction related charges that consist of (1) transaction costs from qualifying acquisition transactions during the period, or subsequent integration related project costs directly associated with an acquired business; and (2) divestiture related transaction costs that are recognized in continuing operations and post-divestiture separation costs consisting of incremental costs to facilitate separation of shared operations, including development of transferred shared service operations, platforms and personnel transferred as part of the divestitures and exiting of transition service arrangements (TSAs) and reverse TSAs;
•Gains and losses attributable to the Company’s investment in Energizer common stock;
•Non-cash purchase accounting inventory adjustments recognized in earnings from continuing operations subsequent to an acquisition (when applicable);
•Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations (when applicable);
•Other adjustments primarily consisting of costs attributable to (1) proposed settlement on outstanding litigation matters at our H&G division attributable to significant and unusual non-recurring claims with no previous history or precedent realized during the six month period ended April 4, 2021, (2) legal costs associated with Salus during the three and six month periods ended April 4, 2021 and March 29, 2020 as they are not considered a component of the continuing commercial products company, (3) foreign currency attributable to multicurrency loans for the three and six month period ended March 29, 2020, that were entered into with foreign subsidiaries in exchange for receipt of divestiture proceeds by the parent company and the distribution of the respective foreign subsidiaries’ net assets as part of the GBL and GAC divestitures, (4) expenses and cost recovery for flood damage at Company facilities in Middleton, Wisconsin during the three and six month period ended March 29, 2020 and (5) incremental costs for separation of a key executive during the three and six month period ended March 29, 2020.
Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of reported net sales for the respective periods.

Page 15 / 19

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA for the three month periods ended April 4, 2021 and March 29, 2020, including the calculation of adjusted EBITDA margin for each of the respective periods.

Three Month Period Ended April 4, 2021 (in millions, except %)	HHI	HPC	GPC	H&G	Corporate	Consolidated
Net income from continuing operations	$65.0	$11.0	$38.7	$29.9	$(107.8)	$36.8
Income tax expense	—	—	—	—	15.7	15.7
Interest expense	—	—	—	—	65.5	65.5
Depreciation and amortization	8.6	11.8	9.6	4.9	3.8	38.7
EBITDA	73.6	22.8	48.3	34.8	(22.8)	156.7
Share and incentive based compensation	—	—	—	—	8.5	8.5
Restructuring and related charges	(0.2)	1.5	0.6	—	2.2	4.1
Transaction related charges	—	1.1	4.1	—	4.5	9.7
Gain on Energizer investment	—	—	—	—	(0.9)	(0.9)
Inventory acquisition step-up	—	—	2.6	—	—	2.6
Other	—	—	—	—	0.2	0.2
Adjusted EBITDA	$73.4	$25.4	$55.6	$34.8	$(8.3)	$180.9
Net Sales	$389.5	$297.9	$293.6	$168.8	$—	$1,149.8
Adjusted EBITDA Margin	18.8%	8.5%	18.9%	20.6%	—	15.7%

Three Month Period Ended March 29, 2020 (in millions, except %)	HHI	HPC	GPC	H&G	Corporate	Consolidated
Net income (loss) from continuing operations	$60.8	$(6.2)	$27.2	$23.0	$(164.0)	$(59.2)
Income tax benefit	—	—	—	—	(19.0)	(19.0)
Interest expense	—	—	—	—	35.5	35.5
Depreciation and amortization	8.5	9.0	9.8	5.2	3.9	36.4
EBITDA	69.3	2.8	37.0	28.2	(143.6)	(6.3)
Share and incentive based compensation	—	—	—	—	14.6	14.6
Restructuring and related charges	0.2	1.7	6.4	0.2	13.4	21.9
Transaction related charges	—	2.7	3.6	—	0.9	7.2
Loss on Energizer investment	—	—	—	—	106.8	106.8
Gain on assets held for sale	—	—	(7.0)	—	—	(7.0)
Other	—	0.8	—	—	2.4	3.2
Adjusted EBITDA	$69.5	$8.0	$40.0	$28.4	$(5.5)	$140.4
Net Sales	$329.1	$232.7	$236.9	$139.1	$—	$937.8
Adjusted EBITDA Margin	21.1%	3.4%	16.9%	20.4%	—%	15.0%
Page 16 / 19

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) to adjusted EBITDA for the six month periods ended April 4, 2021 and March 29, 2020, including the calculation of adjusted EBITDA margin for each of the respective periods.

Six Month Period Ended April 4, 2021 (in millions, except %)	HHI	HPC	GPC	H&G	Corporate	Consolidated
Net income from continuing operations	$154.5	$49.2	$72.7	$29.4	$(195.8)	$110.0
Income tax expense	—	—	—	—	35.5	35.5
Interest expense	—	—	—	—	102.2	102.2
Depreciation and amortization	17.1	20.6	19.3	9.9	7.5	74.4
EBITDA	171.6	69.8	92.0	39.3	(50.6)	322.1
Share and incentive based compensation	—	—	—	—	16.7	16.7
Restructuring and related charges	—	4.1	2.1	—	7.1	13.3
Transaction related charges	—	2.4	11.7	—	16.2	30.3
Gain on Energizer investment	—	—	—	—	(6.9)	(6.9)
Inventory acquisition step-up	—	—	3.4	—	—	3.4
Other	—	—	—	6.0	—	6.0
Adjusted EBITDA	$171.6	$76.3	$109.2	$45.3	$(17.5)	$384.9
Net Sales	$798.2	$676.4	$569.1	$251.0	$—	$2,294.7
Adjusted EBITDA Margin	21.5%	11.3%	19.2%	18.0%	—	16.8%

Six Month Period Ended March 29, 2020 (in millions, except %)	HHI	HPC	GPC	H&G	Corporate	Consolidated
Net income (loss) from continuing operations	$95.0	$18.8	$(26.0)	$14.4	$(199.1)	$(96.9)
Income tax benefit	—	—	—	—	(18.3)	(18.3)
Interest expense	—	—	—	—	70.4	70.4
Depreciation and amortization	16.6	17.8	25.9	10.3	7.4	78.0
EBITDA	111.6	36.6	(0.1)	24.7	(139.6)	33.2
Share and incentive based compensation	—	—	—	—	29.1	29.1
Restructuring and related charges	0.7	2.8	16.7	0.4	28.8	49.4
Transaction related charges	—	4.3	5.0	—	2.0	11.3
Loss on Energizer investment	—	—	—	—	68.3	68.3
Loss on assets held for sale	—	—	25.7	—	—	25.7
Write-off from impairment of intangible assets	—	—	24.2	—	—	24.2
Other	—	0.7	—	—	0.6	1.3
Adjusted EBITDA	$112.3	$44.4	$71.5	$25.1	$(10.8)	$242.5
Net Sales	$626.8	$554.8	$442.7	$185.0	$—	$1,809.3
Adjusted EBITDA Margin	17.9%	8.0%	16.2%	13.6%	—	13.4%

Page 17 / 19

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
Compensation Program Change
During the fourth quarter ended September 30, 2020, the Company made a change to its annual management incentive plans ("MIP") payout that previously provided for the issuance of stock for a designated pool of recipients in lieu of cash. The annual MIP payout was fully funded through cash distributions with no stock issuance. Our operating performance metric of Adjusted EBITDA excludes any consideration for stock-based compensation expense. Additionally, the Company had historically recognized all stock based compensation costs in the prior periods.

The program change continued into fiscal 2021 and beyond. Any MIP payouts will be paid in cash and reflected as a reduction to EBITDA and Adjusted EBITDA. Beginning in fiscal 2021, the Company has recognized a portion of the MIP compensation as a component of the segment EBITDA which may impact comparability of segment results with the three and six month period ended March 29, 2020. Although not expected to be material to operating results, we have included proforma financial information below to reflect the compensation charge related to the compensation program change as if it were not considered stock compensation at the beginning of 2020 fiscal year and have allocated it to the segment EBITDA for the three and six month periods ended March 29, 2020 for comparability.

Three month period ended March 29, 2020 (in millions)	HHI	HPC	GPC	H&G	Corporate	Consolidated
Adjusted EBITDA	$69.5	$8.0	$40.0	$28.4	$(5.5)	$140.4
Proforma compensation program change	(0.6)	(0.4)	(0.4)	(0.3)	(2.6)	(4.3)
Proforma Adjusted EBITDA	$68.9	$7.6	$39.6	$28.1	$(8.1)	136.1
Six month period ended March 29, 2020 (in millions)	HHI	HPC	GPC	H&G	Corporate	Consolidated
Adjusted EBITDA	$112.3	$44.4	$71.5	$25.1	$(10.8)	242.5
Proforma compensation program change	(1.3)	(0.8)	(0.7)	(0.5)	(5.2)	(8.5)
Proforma Adjusted EBITDA	$111.0	$43.6	$70.8	$24.6	$(16.0)	$234.0
Page 18 / 19

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
FORECASTED ADJUSTED FREE CASH FLOW
The following is a reconciliation of the forecasted net cash flow from operating activities to adjusted free cash flow for the year ending September 30, 2021.

(in millions)	September 30, 2021
Net cash flow from operating activities	295 - 315
Purchases of property, plant and equipment	(85) - (95)
Transaction related costs and taxes	50 - 60
Adjusted free cash flow	260 - 280

Page 19 / 19